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                                                                          10.11

                                 AMENDMENT TO

          GROUNDWATER TECHNOLOGY, INC. 401(K) RETIREMENT SAVINGS PLAN

  WHEREAS, Groundwater Technology, Inc. (the "Employer") heretofore adopted the Groundwater Technology, Inc. 401(K) Retirement Savings Plan (the "Plan"); and

  WHEREAS, the Employer reserved the right to amend the Plan; and

  WHEREAS, the Employer desires to amend the Plan;

  NOW THEREFORE, the Plan is hereby amended, effective as of January 1, 1995, as follows:

  1. Section 2.1 of the Plan shall be amended by adding the following paragraph to the conclusion of such section:

    With respect to any Employee who transferred employment from Chester Environmental, Inc. in connection with the Employer's acquisition of the Hazardous Waste Division of such company, service with Chester
  Environmental, Inc. shall be taken into account in determining any such Employee's Years of Service.

  2. Section 3.1 of the Plan shall be amended by adding the following paragraph to the conclusion of such Section:

    Notwithstanding the foregoing provisions of this Section, any participant in the Chester Environmental, Inc. Employees' Retirement Plan of the Chester Engineers who transferred employment to the Employer as a "full-time Employee" in connection with the Employer's acquisition of Chester Environmental, Inc.'s Hazardous Waste Division (a "Chester Participant"), shall become a Participant in the Plan as of the date of his employment with the Employer.

  3. Section 4.2 of the Plan shall be amended by adding the following subsections (c), (d) and (e):

    (c) Additional Employer Contributions. Additional Employer contributions may be made at the discretion of the Employer's board of directors for any Plan Year on behalf of the Chester Participants. Any such contribution shall be made subject to the tax deduction limitations under the Code and provided that the special allocation in Section 13.3 has been satisfied if the Plan is a "Top-Heavy Plan" (within the meaning of Section 13.2). In general, the Plan shall be deemed a discretionary contribution plan within the meaning of Section 401(a)(27) of the Code.

    (d) Allocation of Additional Employer Contributions. Any contribution made under Section 4.2(c) for a Plan Year shall be allocated among the Accounts of eligible Chester Participants in accordance with the ratio that each such eligible Chester Participant's "points" for the Plan Year bears to the total "points" of all such eligible Chester Participants for the Plan Year. In this regard, any such Chester Participant shall receive one
  (1) point for each Year of Benefit Service credited under the Plan as of the last day of the Plan Year for which the contribution is made and an additional point for each one hundred dollars ($100) of Compensation for such Plan Year. For purposes of this subsection (d), any such Chester Participant shall be credited with a Year of Benefit Service for each twelve (12)-month period commencing on his Employment Date and the twelve
  (12)-month anniversaries of that date and ending on the date he retires, dies or otherwise separates from Service. Each Chester Participant shall be credited with prior consecutive service with Chester Environmental, Inc. and its predecessors as of the date he became an employee of the Employer in determining such Chester Participant's Year(s) of Benefit Service.

    (e) Eligibility for Additional Employer Contributions. To be eligible for an allocation of additional Employer contributions under Section 4.2(c) for a Plan Year, a Chester Participant must be employed by the Employer on the last day of the Plan Year.

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  4. Section 6.1 of the Plan shall be amended to read in its entirety as follows:

    6.1 VESTING. A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals, additional Employer contributions under Section 4.2(c), Employer "fail-safe" contributions under Section 10.2, and any rollovers or transfers from other plans, as adjusted for investment experience. Except as otherwise provided with respect to Normal Retirement, disability, or death a Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from Employer matching contributions under Section 4.2(a) as follows:

          YEARS OF SERVICE                    VESTED PERCENTAGE
          ----------------                    -----------------
         Less than 1 year....................          0%
         1 year but less than 2..............         25%
         2 years but less than 3.............         50%
         3 years but less than 4.............         75%
         4 years and thereafter..............        100%

  5. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

  IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 27th day of June, 1995.

                                          Groundwater Technology, Inc.

                                                    /s/ Walter C. Barber
                                          By: _________________________________
                                                Walter C. Barber, President

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